CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report on PaineWebber Tactical Allocation Fund dated October 14, 1999 in this Registration Statement (Form N-1A No. 33-39659) of PaineWebber Investment Trust.





                                   ERNST & YOUNG LLP


New York, New York
December 7, 1999